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                                                                    Exhibit 10.9

                             FIRST AMENDMENT TO 2002
             RESTRICTED STOCK BONUS PLAN OF PLASTIPAK HOLDINGS, INC.

         THIS FIRST AMENDMENT to the 2002 Restricted Stock Bonus Plan of Plastipak Holdings, Inc. (the "COMPANY") is adopted by the Company as of December 19, 2003.

                                    RECITALS

         WHEREAS, the Company adopted the 2002 Restricted Stock Bonus Plan (the "PLAN") of Plastipak Holdings, Inc. as of October 16, 2002; and

         WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors of the Company is authorized to make any amendment or modification of the Plan as it shall deem advisable provided that no termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment; and

         WHEREAS, the Company has decided to amend the redemption price formula contained in Section 3 of Exhibit A to the Plan.

         NOW, THEREFORE, it is agreed by the Company that this First Amendment to the Plan be adopted as follows:

         1. Section 3 of Exhibit A to the Plan is deleted and replaced with a new Section 3 of Exhibit A that reads as follows:

                  3. Sales Price. The Sales Price for the restricted shares to be purchased by the Company under Section 2 shall be determined by reference to the "Book Value" of the Company as of the last day of the fiscal year immediately preceding the Trigger Event (computed using the amounts reflected in the financial statements prepared by the then regularly employed auditing firm of the Company, which shall be binding and conclusive under this Plan), divided by the number of issued and outstanding shares of capital stock of the Company at the end of the relevant fiscal year to determine the Company's "Book Value per Share." To calculate the Sales Price per Share for a particular award, the Participant's Vested Percentage for that award shall be multiplied by the sum of: (a) the Company's Book Value per Share; (b) the Applicable Per Share Addition shown on Schedule A-1; and (c) with respect to shares awarded to the Participant under the Plan on or before November 2, 2002 only, $245.00 per share; with respect to shares awarded to the Participant after November 2, 2002, $0 per share. The Sales Price per Share then shall be multiplied by the number of restricted shares from the corresponding award that were previously purchased by the Participant to determine the Participant's aggregate Sales Price for that award.

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                                                                    Exhibit 10.9

                  Notwithstanding anything to the contrary in this Section 3, however, if the Participant is "terminated for cause" (as defined in Section 5) or if the Participant institutes litigation or any other proceeding of any kind (whether judicial or administrative) against the Company with respect to any employment related matter (except for a proceeding involving worker's compensation or the right to disability proceeds provided by Social Security or third party insurers) the Sales Price for all of the Participant's restricted shares shall be $1.00 times the number of shares previously purchased by the Participant.

         2. All existing individual Restricted Stock Agreements that contain sales price language identical to former Section 3 of Exhibit A to the Plan are also hereby amended to reflect new
                  Section 3 of Exhibit A to the Plan, as the Company has obtained the consent of all affected Participants.

         3. Other than as set forth above, all the other terms and provisions of the Plan as of October 16, 2002 remain in full force and effect.

         IN WITNESS WHEREOF, the Company has adopted this First Amendment to the 2002 Restricted Stock Bonus Plan of Plastipak Holdings, Inc. as of the day and year first above written.

                                      PLASTIPAK HOLDINGS, INC.

                                      /s/ William C. Young
                                      William C. Young, President

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